UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, we amended the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan (the “2011 ESPP”) to increase the number of shares of common stock available for purchase under the plan from 2.5 million shares to 5.5 million shares.  The amendment to the 2011 ESPP was adopted by our Board of Directors on December 3, 2013 and became effective upon approval of the amendment by our stockholders at the annual meeting of stockholders held on February 19, 2014.

The 2011 ESPP provides eligible employees an opportunity to use a portion of their compensation to purchase shares of our common stock at a discount to the closing sales price of our common stock on a specified date.

The plan may be administered by our Board of Directors or by committees of the Board.  The plan is currently administered by the Board’s Compensation Committee.

A copy of the 2011 ESPP, as amended, is attached hereto as Exhibit 10.1.

Item 5.07                               Submission of Matters to a Vote of Security Holders.

On February 19, 2014, Vitesse Semiconductor Corporation held its 2014 annual meeting of stockholders in Westlake Village, California.  At the annual meeting, there were 57,829,283 shares entitled to vote, and 51,922,293 shares (89.8%) were represented at the meeting in person or by proxy.

At the annual meeting, Matthew B. Frey, Christopher R. Gardner, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, Edward Rogas, Jr. and Kenneth H. Traub were elected directors by a plurality of the votes.

Also at the annual meeting, our stockholders approved an amendment to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan, approved by advisory vote the compensation of our executive officers, and ratified the selection of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2014.  The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.                                      Proposal to elect Matthew B. Frey, Christopher R. Gardner, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, Edward Rogas, Jr. and Kenneth H. Traub as directors to hold office until the 2015 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Matthew B. Frey	34,360,113	334,840	17,227,340
Christopher R. Gardner	34,351,938	343,015	17,227,340
Steven P. Hanson	34,369,993	324,960	17,227,340
James H. Hugar	34,430,587	264,366	17,227,340
Scot B. Jarvis	34,360,992	333,961	17,227,340
Edward Rogas, Jr.	34,343,706	351,247	17,227,340
Kenneth H. Traub	33,586,762	1,108,191	17,227,340

2.                                      Proposal to approve an amendment to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
34,424,533	234,829	35,591	17,227,340

3.                                      Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
34,417,544	226,539	50,870	17,227,340

4.                                      Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	Against	Abstain
51,779,468	113,127	29,698

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1†	Vitesse Semiconductor Corporation Amended and Restated 2011 Employee Stock Purchase Plan.

†                 A management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: February 20, 2014	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer